Exhibit 32.2

WRITTEN STATEMENT OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Financial Officer of Enable IPC Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2007

/s/ Anna Rhee

Anna Rhee

Chief Financial Officer
(Principal Financial Officer)